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                                                                   EXHIBIT 99.01


                             INTERPORE INTERNATIONAL
           PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
            ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 1998


    The undersigned hereby appoints David C. Mercer and Richard L. Harrison, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the annual meeting of stockholders of Interpore International ("Interpore") to be held on May 6, 1998, and at any adjournments thereof, as indicated upon all matters referred to on this proxy card and described in the Joint Proxy Statement/Prospectus for the meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

    1. Adoption and approval of the Agreement and Plan of Merger dated as of February 11, 1998, as may be amended from time to time, between Interpore and one of its wholly-owned subsidiaries, and Cross Medical Products, Inc., a Delaware corporation ("Cross"), providing for the merger of Sub with and into Cross.

                   [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

    2. Approval of the change of Interpore's state of incorporation from California to Delaware, pursuant to an Agreement and Plan of Merger, dated as of March 26, 1998 (the "Reincorporation Agreement"), by and between Interpore and Interpore Delaware, a Delaware corporation, and adoption of the Reincorporation Agreement.

                   [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

                  (Continued and to be signed on reverse side)

    3. Elect five members of the Board of Directors of Interpore.

[ ]  FOR ALL nominees listed below       [ ]  WITHHOLD AUTHORITY to vote for all
     (except as marked to the contrary).      nominees listed below.



      David C. Mercer, William A. Eisenecher, G. Bradford Jones, Guy P. Nohra and George W. Smyth, Jr.

         (Instruction: To WITHHOLD AUTHORITY to vote for any individual nominees, draw a line through (or otherwise strike out) the nominee's name in the list above).

    Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR PROPOSALS 1 AND 2, AND FOR ALL THE NOMINEES LISTED IN PROPOSAL 3.

Dated: April 6, 1998                                                     (SEAL)
                                    (Signature)
                                                                         (SEAL)
                                    (Signature)

                                    Please sign as name(s) appears on this proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.